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                                                                   EXHIBIT 23(a)
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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and Subsidiary Companies (the "Company") of our reports, which include an explanatory paragraph regarding a change in the Company's method of accounting for income taxes, dated January 31, 1996, on our audits, of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which reports are included in this Annual Report on Form 10-K, respectively:

- Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

-      Form S-8 Registration Statement (Registration No. 33-14064), dated May 6,
       1987.

- Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

- Form S-3 1994 Registration Statement (Registration No. 33-56885) dated December 15, 1994.



COOPERS & LYBRAND L.L.P.



Philadelphia, Pennsylvania
March 25, 1996